                                                                     EXHIBIT 4.2
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                                 CBT GROUP PLC

                                      AND

                              THE BANK OF NEW YORK


                                    As Depositary



                                      AND


                   OWNERS AND BENEFICIAL OWNERS OF RESTRICTED
                          AMERICAN DEPOSITARY RECEIPTS


               Amended and Restated Restricted Deposit Agreement



                         Dated as of November 30, 1995
                 (as amended and restated as of April 11, 1996)



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

                               TABLE OF CONTENTS

                                                                            Page

PARTIES......................................................................  1

RECITALS....................................................................   1

                                   ARTICLE 1

                                 DEFINITIONS.................................  1

     SECTION 1.01.  ADR Deposit Agreement....................................  1
     SECTION 1.02.  ADSs; ADRs...............................................  1
     SECTION 1.03.  Beneficial Owner.........................................  2
     SECTION 1.04.  Commission...............................................  2
     SECTION 1.05.  Company..................................................  2
     SECTION 1.06.  Custodian................................................  2
     SECTION 1.07.  Depositary; Corporate Trust Office.......................  2
     SECTION 1.08.  Deposited Securities.....................................  2
     SECTION 1.09.  Dollars; Pounds..........................................  2
     SECTION 1.10.  Exchange.................................................  3
     SECTION 1.11.  Foreign Registrar........................................  3
     SECTION 1.12.  Owner....................................................  3
     SECTION 1.13.  Receipts.................................................  3
     SECTION 1.14.  Registrar................................................  3
     SECTION 1.15.  Restricted American Depositary Shares....................  3
     SECTION 1.16.  Restricted Deposit Agreement.............................  3
     SECTION 1.17.  Rule 144.................................................  3
     SECTION 1.18.  Rule 145.................................................  4
     SECTION 1.19.  Securities Act...........................................  4
     SECTION 1.20.  Securities Exchange Act..................................  4
     SECTION 1.21.  Shares...................................................  4
     SECTION 1.22.  United States............................................  4


                                   ARTICLE 2

               FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND
                DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS.................  4

     SECTION 2.01.  Form and Transferability of
                     Receipts................................................  4
     SECTION 2.02.  Deposit of Shares........................................  7
     SECTION 2.03.  Execution and Delivery of Receipts.......................  8
     SECTION 2.04.  Transfer of Receipts; Combination
                     and Split-up of Receipts................................  9
     SECTION 2.05.  Surrender of Receipts and
                     Withdrawal of Shares.................................... 10
     SECTION 2.06.  Limitations on Execution and

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                    Delivery, Transfer and Surrender
                     of Receipts............................................. 12
     SECTION 2.07.  Lost Receipts, etc....................................... 12
     SECTION 2.08.  Cancellation and Destruction of
                     Surrendered Receipts.................................... 13
     SECTION 2.09.  Exchange of Restricted American
                     Depositary Shares for ADSs.............................. 13


                                   ARTICLE 3

                  CERTAIN OBLIGATIONS OF OWNERS AND BENEFICIAL
                             OWNERS OF RECEIPTS.............................  14

     SECTION 3.01.  Filing Proofs, Certificates and
                     Other Information....................................... 14
     SECTION 3.02.  Liability of Owner or Beneficial
                     Owner for Taxes......................................... 14
     SECTION 3.03.  Warranties on Deposit of Shares.......................... 15


                                   ARTICLE 4

                          THE DEPOSITED SECURITIES..........................  15


     SECTION 4.01.  Cash Distributions....................................... 15
     SECTION 4.02.  Distributions Other Than Cash,
                     Shares or Rights........................................ 16
     SECTION 4.03.  Distributions in Shares.................................. 16
     SECTION 4.04.  Rights................................................... 17
     SECTION 4.05.  Conversion of Foreign Currency........................... 19
     SECTION 4.06.  Fixing of Record Date.................................... 20
     SECTION 4.07.  Voting of Deposited Securities........................... 21
     SECTION 4.08.  Changes Affecting Deposited
                     Securities.............................................. 24
     SECTION 4.09.  Reports.................................................. 25
     SECTION 4.10.  Lists of Owners.......................................... 25
     SECTION 4.11.  Withholding.............................................. 25


                                   ARTICLE 5

               THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY...............  25

     SECTION 5.01.  Maintenance of Office and Transfer
                     Books by the Depositary................................. 25
     SECTION 5.02.  Prevention or Delay in Performance
                     by the Depositary or the Company........................ 26
     SECTION 5.03.  Obligations of the Depositary, the
                     Custodian and the Company............................... 27
     SECTION 5.04.  Resignation and Removal of the
                     Depositary.............................................. 28

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     SECTION 5.05.  The Custodians........................................... 29
     SECTION 5.06.  Notices and Reports...................................... 29
     SECTION 5.07.  Distribution of Additional Shares,
                     Rights, etc............................................. 30
     SECTION 5.08.  Indemnification.......................................... 30
     SECTION 5.09.  Charges of Depositary.................................... 31
     SECTION 5.10.  Retention of Depositary Documents........................ 32
     SECTION 5.11.  Exclusivity.............................................. 32


                                   ARTICLE 6

                          AMENDMENT AND TERMINATION.........................  32

     SECTION 6.01.  Amendment................................................ 32
     SECTION 6.02.  Termination.............................................. 33


                                   ARTICLE 7

                                MISCELLANEOUS................................ 34


     SECTION 7.01.  Counterparts............................................. 34
     SECTION 7.02.  No Third Party Beneficiaries............................. 34
     SECTION 7.03.  Severability............................................. 34
     SECTION 7.04.  Owners and Beneficial Owners as
                     Parties; Binding Effect................................. 34
     SECTION 7.05.  Notices.................................................. 35
     SECTION 7.06.  Governing Law............................................ 35


                                    ANNEX I

                  Certification and Agreement of Acquirors of Receipts Upon Deposit of Shares Pursuant to
                Section 2.02 of the Restricted Deposit Agreement


                                   ANNEX II

                 Certification and Agreement of Certain Persons
                       Transferring Receipts Pursuant to
                           Sections 2.01 and 2.04 of
                        the Restricted Deposit Agreement

                                   ANNEX III

                Certification and Agreement of Persons Receiving
                      Deposited Securities Upon Withdrawal
                          Pursuant to Section 2.05 of
                        the Restricted Deposit Agreement


                                   EXHIBIT A

                 FORM OF RESTRICTED AMERICAN DEPOSITARY RECEIPT

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               AMENDED AND RESTATED RESTRICTED DEPOSIT AGREEMENT

          AMENDED AND RESTATED RESTRICTED DEPOSIT AGREEMENT dated as of November 30, 1995 as amended and restated as of April 11, 1996 among CBT GROUP PLC, incorporated under the laws of The Republic of Ireland (herein called the Company), THE BANK OF NEW YORK, a New York banking corporation (herein called the Depositary), and all Owners and Beneficial Owners from time to time of Restricted American Depositary Receipts issued hereunder.

                             W I T N E S S E T H :

          WHEREAS, the Company desires to provide, as hereinafter set forth in this Restricted Deposit Agreement, for the deposit of Shares (as hereinafter defined) of the Company from time to time with the Depositary or with the Custodian (as hereinafter defined) as agent of the Depositary for the purposes set forth in this Restricted Deposit Agreement, for the creation of Restricted American Depositary Shares representing the Shares so deposited, subject to the terms and conditions of this Restricted Deposit Agreement, and for the execution and delivery of Restricted American Depositary Receipts evidencing the Restricted American Depositary Shares; and

          WHEREAS, the Restricted American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Restricted Deposit Agreement;

          NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto as follows:

                                   ARTICLE 1

                                  DEFINITIONS

          The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Restricted Deposit
Agreement:

          SECTION 1.01.  ADR Deposit Agreement.  The term "ADR Deposit
                         ---------------------
Agreement" shall mean the unrestricted deposit agreement, dated as of April 13, 1995, among The Bank of New York, as depositary thereunder, the Company and the owners and beneficial owners of ADRs issued thereunder, as the same may be amended from time to time.
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          SECTION 1.02.  ADSs; ADRs.  The term "ADSs" shall mean the
                         ----------
unrestricted American Depositary Shares issued pursuant to the ADR Deposit Agreement. The term "ADRs" shall mean the unrestricted American Depositary Receipts evidencing the ADSs.

          SECTION 1.03.  Beneficial Owner.  The term "Beneficial Owner" shall
                         ----------------
mean each person owning from time to time any beneficial interest in the Restricted American Depositary Shares evidenced by any Receipt.

          SECTION 1.04.  Commission.  The term "Commission" shall mean the
                         ----------
Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

          SECTION 1.05.  Company.  The term "Company" shall mean CBT Group PLC,
                         -------
incorporated under the laws of The Republic of Ireland, and its successors.

          SECTION 1.06.  Custodian.  The term "Custodian" shall mean AIB
                         ---------
Custodial Services, currently located at Carrisbrook House, Ballsbridge, Dublin 4, Ireland, as agent of the Depositary for the purposes of this Restricted Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05, as substitute or additional custodian or custodians hereunder, as the context shall require and shall also mean all of them collectively.

          SECTION 1.07.  Depositary; Corporate Trust Office.  The term
                         ----------------------------------
"Depositary" shall mean The Bank of New York, a New York banking corporation, and any successor as depositary hereunder. The term "Corporate Trust Office", when used with respect to the Depositary, shall mean the office of the Depositary which at the date of this Agreement is 101 Barclay Street, New York, New York 10286.

          SECTION 1.08.  Deposited Securities.  The term "Deposited Securities"
                         --------------------
as of any time shall mean Shares at such time deposited or deemed to be deposited under this Restricted Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.05.

          SECTION 1.09.  Dollars; Pounds.  The term "Dollars" shall mean United
                         ---------------
States dollars.  The term "Pounds" or "(Pounds) shall mean Irish pounds and the
                           ------      --------
term "p" or "pence" shall mean Irish pence.
      -      -----

          SECTION 1.10.  Exchange.  The term "Exchange" shall mean an exchange
                         --------
of Restricted American Depositary Shares for ADSs, in accordance with Section
2.10 hereof.

          SECTION 1.11.  Foreign Registrar.  The term "Foreign Registrar" shall
                         -----------------
mean Allied Irish Banks, p.l.c., Registrars & New Issues Department or any successor entity carries out the duties of registrar for the Shares or any other appointed agent of the Company for the transfer and registration of Shares.

          SECTION 1.12.  Owner.  The term "Owner" shall mean the person in whose
                         -----
name a Receipt is registered on the books of the Depositary maintained for such purpose.

          SECTION 1.13.  Receipts.  The term "Receipts" shall mean the
                         --------
Restricted American Depositary Receipts issued hereunder evidencing Restricted American Depositary Shares.

          SECTION 1.14.  Registrar.  The term "Registrar" shall mean any bank or
                         ---------
trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed to register Receipts and transfers of Receipts as herein provided.

          SECTION 1.15.  Restricted American Depositary Shares.  The term
                         -------------------------------------
"Restricted American Depositary Shares" shall mean the restricted securities representing the interests in the Deposited Securities and evidenced by the Receipts issued hereunder. Each Restricted American Depositary Share shall represent one-half of one Share or the right to receive one Share, until there shall occur a distribution upon Deposited Securities covered by Section 4.03 or a change in Deposited Securities covered by Section 4.08 with respect to which additional Receipts are not executed and delivered, and thereafter Restricted American Depositary Shares shall evidence the amount of Shares or Deposited Securities specified in such Sections.

          SECTION 1.16.  Restricted Deposit Agreement.  The term "Restricted
                         ----------------------------
Deposit Agreement" shall mean this Restricted Deposit Agreement, including the Annexes hereto, as the same may be amended from time to time in accordance with the provisions hereof.

          SECTION 1.17.  Rule 144.  The term "Rule 144" shall mean Rule 144, as
                         --------
from time to time amended, under the Securities Act.

          SECTION 1.18.  Rule 145.  The term "Rule 145" shall mean Rule 145, as
                         --------
from time to time amended, under the Securities Act.

          SECTION 1.19.  Securities Act.  The term "Securities Act" shall mean
                         --------------
the United States Securities Act of 1933, as from time to time amended.

          SECTION 1.20.  Securities Exchange Act.  The term "Securities Exchange
                         -----------------------
Act" shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

          SECTION 1.21.  Shares.  The term "Shares" shall mean ordinary shares
                         ------
in registered form of the Company, nominal value 37.50 pence each, heretofore validly issued and outstanding and fully paid, nonassessable and free of any pre-emptive rights of the holders of outstanding Shares or hereafter validly issued and outstanding and fully paid, nonassessable and free of any pre-emptive rights of the holders of outstanding Shares or interim certificates representing such Shares.

          SECTION 1.22.  United States.  The term "United States" shall, except
                         -------------
as otherwise provided in this Restricted Deposit Agreement or the Receipts, mean the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.


                                   ARTICLE 2

               FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND
                  DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

          SECTION 2.01.  Form and Transferability of Receipts.  (a) Definitive
                         ------------------------------------
Receipts shall be entitled "Restricted American Depositary Receipts" and shall be substantially in the form set forth in Exhibit A annexed to this Restricted Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered. Each Receipt (i) shall be in physical form and legended, (ii) shall be registered in the name of the beneficial owner furnishing a Depositor Certificate, in substantially the form attached as Annex I hereto, pursuant to Section 2.02 of this Restricted Deposit Agreement, (iii) shall not be eligible for acceptance in any book-entry settlement system, and (iv) may only be transferred in accordance with Section 2.04 of this Restricted Deposit Agreement.

          No Receipt shall be entitled to any benefits under this Restricted Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that such signature
                                        --------  -------
may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar. Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.

          Each Receipt shall bear the following legend:

     THIS RESTRICTED AMERICAN DEPOSITARY RECEIPT, THE RESTRICTED AMERICAN DEPOSITARY SHARES EVIDENCED HEREBY AND THE ORDINARY SHARES OF CBT GROUP PLC (THE "ORDINARY SHARES") WHICH MAY BE RECEIVED UPON SURRENDER OF THIS RESTRICTED AMERICAN DEPOSITARY RECEIPT OR CANCELLATION OF THE RESTRICTED AMERICAN DEPOSITARY SHARES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. EACH PERSON DEPOSITING ORDINARY SHARES AGREES THAT THIS RESTRICTED AMERICAN DEPOSITARY RECEIPT, THE RESTRICTED AMERICAN DEPOSITARY SHARES EVIDENCED HEREBY AND THE ORDINARY SHARES REPRESENTED THEREBY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH PARAGRAPHS (c), (e), (f), (g) AND, IF APPLICABLE, (h) OF RULE 144 UNDER THE SECURITIES ACT, PURSUANT TO EITHER RULE 144 OR RULE 145 UNDER THE SECURITIES ACT, WITHOUT REGARD TO ANY TERMINATION OF CERTAIN RESTRICTIONS BY OPERATION OF PARAGRAPH (K) OF RULE 144 UNDER THE SECURITIES ACT, (A) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY STATE OF THE UNITED STATES, (B) IN EACH CASE, UPON THE DELIVERY OF A SATISFACTORY WRITTEN OPINION FROM U.S. COUNSEL, AND (C) IN EACH

     CASE UPON THE DELIVERY OF A TRANSFER CERTIFICATE SUBSTANTIALLY IN THE FORM ATTACHED TO THE RESTRICTED DEPOSIT AGREEMENT AS ANNEX II DULY EXECUTED AND COMPLETED BY THE TRANSFEROR. THE BENEFICIAL OWNER OF ORDINARY SHARES RECEIVED UPON CANCELLATION OF ANY RESTRICTED AMERICAN DEPOSITARY RECEIPTS MAY NOT DEPOSIT OR CAUSE TO BE DEPOSITED SUCH ORDINARY SHARES INTO ANY DEPOSITARY RECEIPT FACILITY ESTABLISHED OR MAINTAINED BY A DEPOSITARY BANK (INCLUDING ANY SUCH FACILITY MAINTAINED BY THE DEPOSITARY FOR THE RESTRICTED AMERICAN DEPOSITARY RECEIPTS), OTHER THAN A RESTRICTED DEPOSITARY RECEIPT FACILITY, SO LONG AS SUCH ORDINARY SHARES ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144(a)(3) UNDER THE SECURITIES ACT OR ARE OTHERWISE SUBJECT TO THE TRANSFER RESTRICTIONS OF RULE 144 OR RULE 145 UNDER THE SECURITIES ACT. EACH OWNER AND BENEFICIAL OWNER, BY ITS ACCEPTANCE OF THIS RESTRICTED AMERICAN DEPOSITARY RECEIPT, REPRESENTS AND AGREES THAT IT UNDERSTANDS AND WILL COMPLY WITH THE FOREGOING RESTRICTIONS.

          In addition to the foregoing, the Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Restricted Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which Restricted American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

          The Receipts shall bear a CUSIP number that is different from any CUSIP number that is or may be assigned any other depositary receipt facility relating to the Shares.

          (b) Title to a Receipt (and to the Restricted American Depositary Shares evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, and transferred in accordance with the terms of this Restricted Deposit Agreement, including without limitation Sections 2.04, 2.06 and 2.09, shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of New York; provided, however, that
                                                       --------  -------
the Depositary, notwithstanding any notice to the contrary, may treat the Owner thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Restricted Deposit Agreement and for all other purposes.

          SECTION 2.02.  Deposit of Shares.  (a) Subject to the terms and
                         -----------------
conditions of this Restricted Deposit Agreement, Shares may be deposited under this Restricted Deposit Agreement by delivery thereof to any Custodian hereunder, accompanied by any appropriate instrument or instruments of transfer, or endorsement, in form satisfactory to the Custodian, together with a duly executed and completed written certification and agreement ("Depositor Certificate"), in substantially the form attached as Annex I hereto, by the beneficial owner of the Restricted American Depositary Shares to be issued upon deposit of such Shares, and all such certifications or opinions of counsel as may be required by the Depositary or the Custodian in accordance with the provisions of this Restricted Deposit Agreement, and, if the Depositary requires, together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order (which shall be the beneficial owner furnishing the Depositor Certificate), a Receipt or Receipts for the number of Restricted American Depositary Shares representing such deposit.

          No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in The Republic of Ireland which is then performing the function of the regulation of currency exchange. If required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Company or the Foreign Registrar, if applicable, are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

          At the request and risk and expense of any person proposing to deposit Shares, and for the account of such person, the Depositary may receive certificates for Shares to be deposited, together with the other instruments herein specified, for the purpose of forwarding such Share certificates to the Custodian for deposit hereunder.

          Upon each delivery to a Custodian of a certificate or certificates for Shares to be deposited hereunder, together with the other documents above specified, such Custodian shall, as soon as transfer and recordation can be accomplished, present such certificate or certificates to the Company or the Foreign Registrar, if applicable, for transfer and recordation of the Shares being deposited in the name of the Depositary or its nominee or such Custodian or its nominee.

          (b) Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine. The Depositary agrees to instruct the Custodian to place all Shares accepted for deposit under this Restricted Deposit Agreement into segregated accounts separate from any Shares of the Company that may be held by such Custodian under any other depositary receipt facility relating to the Shares.

          SECTION 2.03.  Execution and Delivery of Receipts.  Upon receipt by
                         ----------------------------------
any Custodian of any deposit pursuant to Section 2.02 hereunder (and in addition, if the transfer books of the Company or the Foreign Registrar, if applicable, are open, the Depositary may in its sole discretion require a proper acknowledgment or other evidence from the Company that any Deposited Securities have been recorded upon the books of the Company or the Foreign Registrar, if applicable, in the name of the Depositary or its nominee or such Custodian or its nominee), together with the other documents required as above specified, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of Restricted American Depositary Shares to be evidenced thereby. Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission. Upon receiving such notice from such Custodian, or upon the receipt of Shares by the Depositary, in either case together with a duly executed and completed Depositor Certificate in substantially the form attached hereto as Annex I, the Depositary, subject to the terms and conditions of this Restricted Deposit Agreement, shall execute and deliver at its Corporate Trust Office, to or upon the order of the person or persons named in the notice delivered to the Depositary (which shall be the beneficial owner furnishing the Depositor Certificate), a Receipt or

Receipts, registered in the name or names and evidencing any authorized number of Restricted American Depositary Shares requested by such person or persons, but only upon payment to the Depositary of the fees and expenses of the Depositary for the execution and delivery of such Receipt or Receipts as provided in Section 5.09, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Securities.

          SECTION 2.04.  Transfer of Receipts; Combination and Split-up of
                         -------------------------------------------------
Receipts.  Upon receipt by the Depositary of (a) a written opinion of U.S.
- --------
counsel satisfactory to the Depositary in connection with a transfer in accordance with paragraphs (c), (e), (f), (g) and, if applicable, (h) of Rule 144 under the Securities Act, pursuant to either Rule 144 or Rule 145 under the Securities Act, without regard to any termination of certain restrictions by operation of paragraph (k) of that rule, and (b) a duly executed and completed written certification and agreement ("Transfer Certificate"), in substantially the form attached as Annex II hereto and as hereinafter described, in connection with a transfer in accordance with paragraphs (c), (e), (f), (g) and, if applicable, (h) of Rule 144 under the Securities Act, without regard to any termination of certain restrictions by operation of paragraph (k) of that rule, the Depositary, subject to the terms and conditions of this Restricted Deposit Agreement, including payment of the fees of the Depositary as provided in
Section 5.09, shall exchange, upon any surrender of a Receipt, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America, the Receipts evidencing Restricted American Depositary Shares for ADRs evidencing ADSs issued pursuant to the ADR Deposit Agreement, subject to the provisions of Section 2.09 of this Restricted Deposit Agreement. The Depositary shall not be required to register any transfer of a Receipt unless it shall have received from the Beneficial Owner a duly executed and completed Transfer Certificate, in form and substance satisfactory to the Depositary.

          The Depositary, subject to the terms and conditions of this Restricted Deposit Agreement, including, if the Depositary shall so require, delivery of a written opinion of U.S. counsel and a duly executed and completed Transfer Certificate substantially in the form of Annex II hereto, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of Restricted American

Depositary Shares requested, evidencing the same aggregate number of Restricted American Depositary Shares as the Receipt or Receipts surrendered.

          The representations and warranties included within the Transfer Certificate in the form of Annex II to be delivered shall survive such transfer, surrender and with drawal, split-up or combination of the Shares or Receipts.

          The Depositary may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary.

          SECTION 2.05.  Surrender of Receipts and Withdrawal of Shares.  Upon
                         ----------------------------------------------
surrender of a Receipt at the Corporate Trust Office of the Depositary for the purpose of withdrawal of the Deposited Securities represented by the Restricted American Depositary Shares evidenced by such Receipt, and upon payment of the fee of the Depositary for the surrender of Receipts as provided in Section 5.09 and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of this Restricted Deposit Agreement, the Owner of such Receipt shall be entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the Restricted American Depositary Shares evidenced by such Receipt; provided, however, that the
                                             --------  -------
Depositary will not accept for surrender a Receipt or Receipts representing fewer than two Restricted American Depositary Shares or integral multiples thereof. Delivery of such Deposited Securities may be made by the delivery of
(a) certificates in the name of such Owner or as ordered by him or certificates properly endorsed or accompanied by proper instruments of transfer to such Owner or as ordered by him and (b) any other securities, property and cash to which such Owner is then entitled in respect of such Receipts to such Owner or as ordered by him. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

          Notwithstanding the foregoing, no Deposited Securities may be withdrawn upon the surrender of a Receipt unless at or prior to the time of surrender, the Depositary shall have received (a) a written opinion of U.S. counsel satisfactory to the Depositary, and (b) a duly executed and completed written certificate and agreement ("Withdrawal Certificate"), in substantially the form attached as Annex III hereto, by or on behalf of the person surrendering such Receipt who after such withdrawal will be the beneficial owner of such Deposited Securities; provided, however, that no Withdrawal Certificate shall be required
            --------  -------
for a withdrawal in connection with a transfer in accordance with paragraphs
(c), (e), (f), (g) and, if applicable, (h) of Rule 144 under the Securities Act, pursuant to either Rule 144 or Rule 145 under the Securities Act, without regard to any termination of certain restrictions by operation of paragraph (k) of that Rule, in which case the terms and provisions of Section 2.09 of this Restricted Deposit Agreement shall apply.

          A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Owner thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Depositary shall direct the Custodian to deliver at the Dublin, Ireland office of such Custodian, subject to Sections 2.06, 3.01 and 3.02 and to the other terms and conditions of this Restricted Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the Restricted American Depositary Shares evidenced by such Receipt, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the Restricted American Depositary Shares evidenced by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

          At the request, risk and expense of any Owner so surrendering a Receipt, and for the account of such Owner, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates and other proper documents of title for, the Deposited Securities represented by the Restricted American Depositary Shares evidenced by such Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

          Notwithstanding the foregoing, each Owner acknowledges that, and each of the Depositary and Custodian agrees that, neither the Custodian nor the Depositary will make any actual delivery of Shares to any Owner at an address within the United States.

          SECTION 2.06.  Limitations on Execution and Delivery, Transfer and
                         ---------------------------------------------------
Surrender of Receipts.  As a condition precedent to the execution and delivery,
- ---------------------
registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, Custodian or Registrar may require payment from the depositor of Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of this Restricted Deposit Agreement, including, without limitation, this Section 2.06.

          The delivery of Receipts against deposit of Shares generally or against deposit of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Restricted Deposit Agreement, or for any other reason.

          SECTION 2.07.  Lost Receipts, etc.  In case any Receipt shall be
                         -------------------
mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt. Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Owner thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond and (b) satisfied any other reasonable requirements imposed by the Depositary.

          SECTION 2.08.  Cancellation and Destruction of Surrendered Receipts.
                         ----------------------------------------------------
All Receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Receipts so cancelled.

          SECTION 2.09.  Exchange of Restricted American Depositary Shares for
                         -----------------------------------------------------
ADSs.
- ----

          (a) Subject to applicable law and the terms and conditions of this Restricted Deposit Agreement, upon receipt by the Depositary of a written opinion of U.S. counsel satisfactory to the Depositary and a duly executed and completed Transfer Certificate pursuant to Section 2.04 of this Restricted Deposit Agreement, Restricted American Depositary Shares sold or otherwise transferred in accordance with paragraphs (c), (e), (f), (g) and, if applicable,
(h) of Rule 144 under the Securities Act, pursuant to either Rule 144 or Rule 145 under the Securities Act, without regard to any termination of certain restrictions by operation of paragraph (k) of that Rule, shall be exchanged for ADSs issued pursuant to the ADR Deposit Agreement. In connection therewith, the Depositary shall (i) cancel such Restricted American Depositary Shares issued hereunder and issue a corresponding number of ADSs pursuant to the ADR Deposit Agreement to the Owners entitled thereto and (ii) make arrangements to transfer any position held under the CUSIP number relating to the Restricted American Depositary Shares issued hereunder to the CUSIP number relating to such ADSs issued under the ADR Deposit Agreement. The Depositary shall further instruct the Custodian to deliver all such Deposited Securities held by it hereunder to the custodian under the ADR Deposit Agreement for deposit thereunder. The transferees of interests of Owners and Beneficial Owners of Receipts hereunder shall thereafter be owners and beneficial owners of ADRs issued pursuant to the ADR Deposit Agreement and shall have all of the rights and obligations set forth under the ADR Deposit Agreement and the ADRs. In connection with an Exchange, all Owners and Beneficial Owners of Receipts issued hereunder shall be deemed to have made the representations and warranties set forth in Section 3.03 of the ADR Deposit Agreement.

          (b) Each Owner and Beneficial Owner acknowledges and agrees that there can be no assurance that applicable laws will permit the Depositary to effect an Exchange as described in paragraph (a) above. In the event that the Depositary determines in its sole discretion that an

Exchange cannot be so effected, the Depositary and the Company shall negotiate in good faith to amend the Restricted Deposit Agreement as they deem necessary to either (i) permit an Exchange on such terms as they may agree in accordance with applicable law or (ii) make such other arrangements as they deem desirable.


                                   ARTICLE 3

                  CERTAIN OBLIGATIONS OF OWNERS AND BENEFICIAL
                               OWNERS OF RECEIPTS

          SECTION 3.01.  Filing Proofs, Certificates and Other Information.  Any
                         -------------------------------------------------
person presenting Shares for deposit or any Owner or Beneficial Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. The Depositary shall, at the request of the Company, advise the Company of the availability of any such proofs, certificates or other information and shall provide copies thereof to the Company as promptly as practicable upon request by the Company, unless such disclosure is prohibited by law.

          SECTION 3.02.  Liability of Owner or Beneficial Owner for Taxes.  If
                         ------------------------------------------------
any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to any Receipt or any Deposited Securities represented by any Receipt, such tax or other governmental charge shall be payable by the Owner or Beneficial Owner of such Receipt to the Depositary. The Depositary may refuse to effect any transfer of such Receipt or any withdrawal of Deposited Securities represented by Restricted American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner or Beneficial Owner thereof any part or all of the Deposited Securities represented by the Restricted American Depositary Shares evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner or Beneficial Owner of such Receipt shall remain liable for any deficiency.

          SECTION 3.03.  Warranties on Deposit of Shares.  Every person
                         -------------------------------
depositing Shares under this Restricted Deposit Agreement shall be deemed thereby to represent and warrant, in addition to such representations and warranties as are set forth in the Depositor Certificate, that such Shares and each certificate therefor are validly issued, fully paid, nonassessable and free of any preemptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.


                                   ARTICLE 4

                            THE DEPOSITED SECURITIES

          SECTION 4.01.  Cash Distributions.  Whenever the Depositary shall
                         ------------------
receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.05, convert such dividend or distribution into Dollars and shall distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Section 5.09) to the Owners entitled thereto, in proportion to the number of Restricted American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company
                           --------  -------
or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes, the amount distributed to the Owner of the Receipts evidencing Restricted American Depositary Shares representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto. The Company or its agent will remit to the appropriate governmental agency in The Republic of Ireland all amounts withheld and owing to such agency. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, and the Depositary or the Company or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Owners of Receipts.

          SECTION 4.02.  Distributions Other Than Cash, Shares or Rights.
                         -----------------------------------------------
Subject to the provisions of Sections 4.11 and 5.09, whenever the Depositary shall receive any distribution other than a distribution described in Section 4.01, 4.03 or 4.04, the Depositary shall cause the securities or property received by it to be distributed to the Owners entitled thereto, after deduction or upon payment of any fees and expenses of the Depositary or any taxes or other governmental charges, in proportion to the number of Restricted American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in
                                                 --------  -------
the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed to Owners or Beneficial Owners) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Section 5.09) shall be distributed by the Depositary to the Owners entitled thereto, all in the manner and subject to the conditions described in Section 4.01. Each beneficial owner of Receipts or Shares so distributed shall be deemed to have acknowledged that the Shares have not been registered under the Securities Act and to have agreed to comply with the restrictions on transfer described in the form of legend set forth in
Section 2.01 hereof.

          SECTION 4.03.  Distributions in Shares.  If any distribution upon any
                         -----------------------
Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may distribute to the Owners of outstanding Receipts entitled thereto, in proportion to the number of Restricted American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts evidencing an aggregate number of Restricted American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Restricted Deposit Agreement with respect to the deposit of Shares and the issuance of Restricted American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 and the payment of the fees and expenses of the Depositary as provided in Section 5.09. The Depositary may withhold any such distribution of Receipts if it has not received satisfactory assurances from the Company that such distribution does not require registration under the Securities Act or is exempt from registration under the provisions of such Act. In lieu of delivering Receipts for fractional Restricted American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01. If additional Receipts are not so distributed, each Restricted American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby. Each beneficial owner of Receipts or Shares so distributed shall be deemed to have acknowledged that the Shares have not been registered under the Securities Act and to have agreed to comply with the restrictions on transfer described in the form of legend set forth in Section 2.01 hereof.

          SECTION 4.04.  Rights.  In the event that the Company shall offer or
                         ------
cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of Restricted American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

          In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the Restricted American

Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

          If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of this Restricted Deposit Agreement, and shall, pursuant to Section 2.03 of this Restricted Deposit Agreement, execute and deliver Receipts to such Owner. In the case of a distribution pursuant to the second paragraph of this section, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

          If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of Restricted American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.09 and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Restricted Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.

          The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act with respect to a distribution to all Owners or are registered under the provisions of such Act; provided, that
                                                           --------
nothing in this Restricted Deposit Agreement shall create, any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If an Owner of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

          The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

          SECTION 4.05.  Conversion of Foreign Currency.  Whenever the
                         ------------------------------
Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09.

          If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

          If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

          If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

          SECTION 4.06.  Fixing of Record Date.  Whenever any cash dividend or
                         ---------------------
other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each Restricted American Depositary Share, or whenever the Depositary shall find it necessary or convenient, the Depositary shall fix a record date, which shall be the record date, if any, established by the Company for such purpose or, if different, as close thereto as practicable, (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each Restricted American Depositary Share will represent the changed number of Shares. Subject to the provisions of Sections 4.01 through 4.05 and to the other terms and condi tions of this Restricted Deposit Agreement, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of Restricted American Depositary Shares held by them respectively and to give voting instructions and to act in respect of any other such matter.

          SECTION 4.07.  Voting of Deposited Securities.  Upon receipt of notice
                         ------------------------------
of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Owners a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) all of the information contained in such notice of meeting received by the Depositary from the Company, (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Irish law and of the Memorandum and Articles of Association of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective Restricted American Depositary Shares, (c) a statement that Owners who instruct the Depositary as to the exercise of their voting rights will be deemed to have instructed the Depositary or its authorized representative to call for a poll with respect to each matter for which such instructions are given, subject to any applicable provisions of Irish law and of the Memorandum and Articles of Association of the Company and (d) if applicable, a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given or deemed given in accordance with the last sentence of this paragraph if no instruction is received, to the Depositary to give a discretionary proxy to a person designated by the Company. Upon the written request of an Owner on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, in so far as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. Accordingly, pursuant to the Company's Memorandum and Articles of Association and applicable Irish law, the Depositary will cause its authorized representative to attend each meeting of holders of Shares and call for a poll as instructed in accordance with clause (c) above for the purpose of effecting such vote. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions or deemed instructions. If no instructions are received by the Depositary from any

Owner with respect to any of the Deposited Securities represented by the American Depositary Shares evidenced by such Owner's Receipts on or before the date established by the Depositary for such purpose, the Depositary will deem such Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Deposited Securities and the Depositary will give a discretionary proxy to a person designated by the Company to vote such Deposited Securities; provided, that no such instructions
                                           --------
will be deemed given and no such discretionary proxy will be given when the Company notifies the Depositary (and the Company agrees to provide such notice as promptly as practicable in writing) that the matter to be voted upon is one of the following:

          1. is a matter not submitted to shareholders by means of a proxy statement comparable to that specified in Schedule 14-A of the Commission;

          2. is the subject of a counter-solicitation, or is part of a proposal made by a shareholder which is being opposed by management (i.e., a
                                                                      - -
          contest);

          3. relates to a merger or consolidation (except when the Company's proposal is to merge with its own wholly-owned subsidiary, provided its shareholders dissenting thereto do not have rights of appraisal);

          4.  involves right of appraisal;

          5.  authorizes mortgaging of property;

          6. authorizes or creates indebtedness or increases the authorized amount of indebtedness;

          7. authorizes or creates preferred shares or increases the authorized amount of existing preferred shares;

          8. alters the terms or conditions of any shares of the Company's stock then outstanding or existing indebtedness;

          9. involves waiver or modification of preemptive rights (except when the Company's proposal is to waive such rights with respect to ordinary shares being offered pursuant to stock option or purchase plans involving the additional issuance of not more than 5% of the Company's outstanding ordinary shares (see Item 12 below));

          10. alters voting provisions or the proportionate voting power of a class of shares, or the number of its votes per share (except where cumulative voting provisions govern the number of votes per share for election of directors and the Company's proposal involves a change in the number of its directors by not more than 10% or not more than one);

          11. changes existing quorum requirements with respect to shareholder meetings;

          12. authorizes issuance of ordinary shares, or options to purchase ordinary shares, to directors, officers, or employees in an amount which exceeds 5% of the total amount of the class outstanding (when no plan is amended to extend its duration, the Company shall factor into the calculation the number of ordinary shares that remain available for issuance, the number of ordinary shares subject to outstanding options and any ordinary shares being added; should there be more than one plan being considered at the same meeting, all ordinary shares are aggregated);

          13.  authorizes

               (a) a new profit-sharing or special remuneration plan, or a new retirement plan, the annual cost of which will amount to more than 10% of average annual income before taxes for the preceding five years; or

               (b) the amendment of an existing plan which would bring its costs above 10% of such average annual income before taxes (should there be more than one plan being considered at the same meeting, all costs are aggregated; exceptions may be made in cases of (a) retirement plans based on agreement or negotiations with labor unions (or which have been or are to be approved by such unions); and (b) any related retirement plan for benefit of non-union employees having terms substantially equivalent to the terms of such union-negotiated plan, which is submitted for action of stockholders concurrently with such union-negotiated plan);

          14. changes the purposes or powers of the Company to an extent which would permit it to change a materially different line of business and it is the Company's stated intention to make such a change;

          15. authorizes the acquisition of property, assets, or a company, where the consideration to be given has a fair value of 20% or more of the market value of the previously outstanding shares;

          16. authorizes the sale or other disposition of assets or earning power of 20% or more of those existing prior to the transaction;

          17. authorizes a transaction not in the ordinary course of business in which an officer, director or substantial security holder has a direct or indirect interest;

          18. reduces earned surplus by 51% or more, or reduces earned surplus to an amount less than the aggregate of three years' ordinary share dividends computed at the current dividend rate.

          SECTION 4.08.  Changes Affecting Deposited Securities.  In
                         --------------------------------------
circumstances where the provisions of Section 4.03 do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities, shall be treated as new Deposited Securities under this Restricted Deposit Agreement, and Restricted American Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

          SECTION 4.09.  Reports.  The Depositary shall make available for
                         -------
inspection by Owners at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also send to the Owners copies of such reports when furnished by the Company pursuant to Sec tion 5.06. Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English, to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.

          SECTION 4.10.  Lists of Owners.  Promptly upon request by the Company,
                         ---------------
the Depositary shall, at the expense of the Company, furnish to it a list, as of a recent date, of the names, addresses and holdings of Restricted American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.

          SECTION 4.11.  Withholding.  In the event that the Depositary
                         -----------
determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto in proportion to the number of Restricted American Depositary Shares held by them respectively.


                                   ARTICLE 5

                 THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY

          SECTION 5.01.  Maintenance of Office and Transfer Books by the
                         -----------------------------------------------
Depositary.  Until termination of this Restricted Deposit Agreement in
- ----------
accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Restricted Deposit Agreement.

          The Depositary shall keep books, at its Corporate Trust Office, for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to this Restricted Deposit Agreement or the Receipts.

          The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

          If any Receipts or the Restricted American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or appoint a Registrar or one or more co-registrars for registry of such Receipts in accordance with any requirements of such exchange or exchanges.

          SECTION 5.02.  Prevention or Delay in Performance by the Depositary or
                         -------------------------------------------------------
the Company.  Neither the Depositary nor the Company nor any of their respective
- -----------
directors, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner of any Receipt, if by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Memorandum and Articles of Association of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Restricted Deposit Agreement or Deposited Securities it is provided shall be done or performed; nor shall the Depositary or the Company or any of their respective directors, employees, agents or affiliates incur any liability to any Owner or Beneficial Owner of any Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Restricted Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Restricted Deposit Agreement. Where, by the terms of a distribution pursuant to
Section 4.01, 4.02, or 4.03 of the Restricted Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Restricted Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

          SECTION 5.03.  Obligations of the Depositary, the Custodian and the
                         ----------------------------------------------------
Company.  The Company assumes no obliga tion nor shall it be subject to any
- -------
liability under this Restricted Deposit Agreement to Owners or Beneficial Owners, except that it agrees to perform its obligations specifically set forth in this Restricted Deposit Agreement without negligence or bad faith.

          The Depositary assumes no obligation nor shall it be subject to any liability under this Restricted Deposit Agreement to any Owner or Beneficial Owner (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its obligations specifically set forth in this Restricted Deposit Agreement without negligence or bad faith.

          Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liabil ity shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

          Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or any other person believed by it in good faith to be competent to give such advice or information.

          The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connec tion with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

          The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.

          No disclaimer of liability under the Securities Act is intended by any provision of this Restricted Deposit Agreement.

          SECTION 5.04.  Resignation and Removal of the Depositary.  The
                         -----------------------------------------
Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

          The Depositary may at any time be removed by the Company by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

          In case at any time the Depositary acting here under shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts. Any such successor depositary shall promptly mail notice of its appointment to the Owners.

          Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

          SECTION 5.05.  The Custodians.  The Custodian shall be subject at all
                         --------------
times and in all respects to the directions of the Depositary and shall be responsible solely to it. Any Custodian may resign and be discharged from its duties hereunder by written notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian or custodians, each of which shall thereafter be a Custodian hereunder. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners to do so, it may appoint a substitute or additional custodian or custodians, each of which shall thereafter be one of the Custodians hereunder. Upon demand of the Depositary any Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians. Each such substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary.

          Upon the appointment of any successor depositary hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

          SECTION 5.06.  Notices and Reports.  On or before the first date on
                         -------------------
which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Company agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

          The Company will arrange for the translation into English, if not already in English, to the extent required pursuant to any regulations of the Commission, and the prompt transmittal by the Company to the Depositary and the Custodian of such notices and any other reports and communi cations which are made generally available by the Company to holders of its Shares. If requested in writing by the Company, the Depositary will arrange for the mailing, at the Company's expense, of copies of such notices, reports and communications to all Owners. The Company will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect such mailings.

          SECTION 5.07.  Distribution of Additional Shares, Rights, etc.  The
                         -----------------------------------------------
Company agrees that in the event of any issuance or distribution of (1) additional Shares, (2) rights to subscribe for Shares, (3) securities convertible into Shares, or (4) rights to subscribe for such securities (each a "Distribution"), the Company will promptly furnish to the Depositary a written opinion from U.S. counsel for the Company, which counsel shall be satisfactory to the Depositary, stating whether or not the Distribution requires a Registration Statement under the Securities Act to be in effect prior to making such Distribution available to Owners entitled thereto. If in the opinion of such counsel a Registration Statement is required, such counsel shall furnish to the Depositary a written opinion as to whether or not there is a Registration Statement in effect which will cover such Distribution.

          The Company agrees with the Depositary that neither the Company nor any person controlled by, control ling or under common control with the Company will at any time deposit any Shares, either originally issued or pre viously issued and reacquired by the Company or any such affiliate, unless a Registration Statement is in effect as to such Shares under the Securities Act.

          SECTION 5.08.  Indemnification.  The Company agrees to indemnify the
                         ---------------
Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of this Restricted Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its directors, employees, agents and affiliates.

          The Depositary agrees to indemnify the Company, its directors, employees, agents and affiliates and hold them harmless from any liability or expense which may arise out of acts performed or omitted by the Depositary or its

Custodian or their respective directors, employees, agents and affiliates due to their negligence or bad faith.

          SECTION 5.09.  Charges of Depositary.  The Company agrees to pay the
                         ---------------------
fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The Depositary shall present its statement for such charges and expenses to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

          The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to
Section 4.03), whichever applicable:  (1) taxes and other governmental charges,
(2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Restricted De posit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05, (5) a fee of $5.00 or less per 100 Restricted American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.03, 4.03 or 4.04 and the surrender of Receipts pursuant to Section 2.05 or 6.02, (6) a fee of $.02 or less per Restricted American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Restricted Deposit Agreement, including, but not limited to Sections 4.01 through 4.04 hereof, (7) a fee for the distribution of securities pursuant to Section 4.02, such fee being in an amount equal to the fee for the execution and delivery of Restricted American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners and (8) a fee not in excess of $1.50 per certificate for a Receipt or Receipts for transfers made pursuant to the terms of the Restricted Deposit Agreement.

          The Depositary, subject to Section 2.09 hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

          SECTION 5.10.  Retention of Depositary Documents.  The Depositary is
                         ---------------------------------
authorized to destroy those documents, records, bills and other data compiled during the term of this Restricted Deposit Agreement at the times permitted by the laws or regulations governing the Depositary unless the Company requests that such papers be retained for a longer period or turned over to the Company or to a successor depositary.

          SECTION 5.11.  Exclusivity.  The Company agrees not to appoint any
                         -----------
other depositary for issuance of Restricted American Depositary Receipts so long as The Bank of New York is acting as Depositary hereunder.


                                   ARTICLE 6

                           AMENDMENT AND TERMINATION

          SECTION 6.01.  Amendment.  The form of the Receipts and any provisions
                         ---------
of this Restricted Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Owners or Beneficial Owners of Receipts in any respect which they may deem necessary or desirable, including, without limitation, amendments agreed upon pursuant to Section 2.09(b) hereof. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner, at the time any amendment so becomes effective, shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Restricted Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

          SECTION 6.02.  Termination.  The Depositary shall, at any time at the
                         -----------
direction of the Company, terminate this Restricted Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 90 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Restricted Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding, if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04. On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Restricted Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in this Restricted Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Restricted Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under this Restricted Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Restricted Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of this Restricted Deposit Agreement, the Company shall be discharged from all obligations under this Restricted Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 hereof.


                                   ARTICLE 7

                                 MISCELLANEOUS

          SECTION 7.01.  Counterparts.  This Restricted Deposit Agreement may be
                         ------------
executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Restricted Deposit Agreement shall be filed with the Depositary and the Custodians and shall be open to inspection by any Owner or Beneficial Owner of a Receipt during business hours.

          SECTION 7.02.  No Third Party Beneficiaries.  This Restricted Deposit
                         ----------------------------
Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

          SECTION 7.03.  Severability.  In case any one or more of the
                         ------------
provisions contained in this Restricted Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

          SECTION 7.04.  Owners and Beneficial Owners as Parties; Binding
                         ------------------------------------------------
Effect. The Owners and Beneficial Owners of Receipts from time to time shall be parties to this Restricted Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

          SECTION 7.05.  Notices.  Any and all notices to be given to the
                         -------
Company shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to CBT Group PLC, 2(c) Clonskeagh Square, Dublin 14, The Republic of Ireland,
Attention: President, or any other place to which the Company may have transferred its principal office.

          Any and all notices to be given to the Depositary shall be deemed to have been duly given if in English and personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention:
Restricted American Depositary Receipt Administration, or any other place to which the Depositary may have transferred its Corporate Trust Office.

          Any and all notices to be given to any Owner shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the transfer books for Receipts of the Depositary, or, if such Owner shall have filed with the Depositary a written request that notices intended for such Owner be mailed to some other address, at the address designated in such request.

          Delivery of a notice sent by mail or cable, telex or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box. The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

          SECTION 7.06.  Governing Law.  This Restricted Deposit Agreement and
                         -------------
the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.

          IN WITNESS WHEREOF, CBT GROUP PLC and THE BANK OF NEW YORK have duly executed this Restricted Deposit Agreement as of the day and year first set forth above and all Owners and Beneficial Owners shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.


                                    CBT GROUP PLC


                                    By:______________________
                                       Name:
                                       Title:


                                    THE BANK OF NEW YORK,
                                       as Depositary


                                    By:______________________
                                        Kenneth A. Lopian
                                        Senior Vice President

                                    Annex I
                                    -------


                  Certification and Agreement of Acquirors of Receipts Upon Deposit of Shares Pursuant to
                Section 2.02 of the Restricted Deposit Agreement


          We refer to the Restricted Deposit Agreement, dated as of November 30, 1995 and amended and restated as of April 11, 1996 (the "Restricted Deposit Agreement"), among CBT GROUP PLC (the "Company"), THE BANK OF NEW YORK, as Depositary, and Owners and Beneficial Owners of Restricted American Depositary Receipts (the "Receipts") issued thereunder. Capitalized terms used but not defined herein shall have the meanings given them in the Restricted Deposit Agreement.

          1. This certification and agreement is furnished in connection with the deposit of Shares and issuance of Restricted American Depositary Shares to be evidenced by one or more Receipts pursuant to Section 2.02 of the Restricted Deposit Agreement.

         2. We represent that, if the Shares being deposited were not registered under the Securities Act of 1933, as amended (the "Act"), we acquired the Shares in a transaction exempt from registration under the Act.

          3. We acknowledge that the offer and sale of the Receipts, the Restricted American Depositary Shares evidenced thereby and the Shares which may be received upon surrender of Receipts or cancellation of American Depositary Shares have not been and will not be registered under the Securities Act of 1933, as amended (the "Act") and may not be offered, sold, pledged or otherwise transferred unless registered under the Act or unless an exemption from registration is available.

          4. We acknowledge that each Receipt (i) will be in physical form and legended, (ii) will be registered in the name of the beneficial owner furnishing this Deposit Certificate, (iii) will not be eligible for acceptance in any book-entry settlement system, and (iv) may only be transferred in accordance with
Section 2.04 of the Restricted Deposit Agreement.

          5. We acknowledge that the Receipts, the Restricted American Depositary Shares evidenced thereby, and the Shares which may be received upon surrender of Receipts or cancellation of American Depositary Shares may be subject to different and less favorable restrictions on transfer than those applicable to the Shares hereby being deposited,


                                   Annex I-1
including, without limitation, the unavailability of transfer based on the satisfaction of a holding period pursuant to paragraphs (d) or (k) of Rule 144 under the Securities Act.


          6.  We certify that either:

                                  [CHECK ONE]

[_]  A.   the Shares are not "restricted securities" within the meaning of Rule
          144 under the Securities Act, we are an affiliate of the Company within the meaning of Rule 144, and the Shares were not acquired by us in a transaction specified in paragraph (a) of Rule 145 under the Securities Act;

                                       OR
                                       --

[_]  B.   the Shares were acquired by us in a transaction specified in paragraph
          (a) of Rule 145 under the Securities Act and we are not an affiliate of the Company within the meaning of Rule 144 or Rule 145 under the Securities Act.

                                       OR
                                       --

[_]  C.   the Shares have been or are subject to restrictions on transfer by us pursuant to the holding period requirements of Rule 144(d) under the Securities Act; we have held the Shares for a period satisfying such holding period; and we have attached an opinion of counsel satisfactory to the Depositary stating that after deposit of the Shares, all of the Receipts, the American Depositary Shares, and all other deposited Shares may after the deposit of our Shares still be withdrawn, transferred or resold pursuant to only the restrictions described by paragraphs (c), (e), (f), (g), and (h) of Rule 144 under the Securities Act, without any need to satisfy any further holding period.

          7. We certify that we are or at the time the Shares are deposited and at the time the Receipts are issued will be, the beneficial owner of the Shares and of the Restricted American Depositary Shares evidenced by such Receipt or Receipts and (i) if the Shares were acquired in a transaction exempt from the registration requirements of the Act under Regulation S of the Act, we are not a U.S. person (as defined in Regulation S) and we are located outside the

                                   Annex I-2

United States (within the meaning of Regulation S under the Act) and acquired, or have agreed to acquire and will have acquired, the Shares to be deposited outside the United States (within the meaning of Regulation S).

          8. We agree that the Receipts, the Restricted American Depositary Shares evidenced thereby and the Shares represented thereby may not be offered, sold, pledged or otherwise transferred except in accordance with the transfer restrictions imposed by paragraphs (c), (e), (f), (g) and, if applicable, (h) of Rule 144 under the Act, without reliance on any termination of any such restriction by operation of paragraph (k) of Rule 144, in each case (i) in accordance with the applicable securities laws of any state of the United States, (ii) upon the delivery of a satisfactory written opinion from U.S. counsel and (iii) upon the delivery of a duly executed and completed Transfer Certificate in the form attached to the Restricted Deposit Agreement as Annex II in accordance with the provisions of Section 2.04 of the Restricted Deposit Agreement.

                              Very truly yours,


                              ______________________________
                              [NAME OF CERTIFYING ENTITY]

                              By:___________________________
                                 Name:

Dated:

                                   Annex I-3

                                    Annex II
                                    --------

                 Certification and Agreement of Certain Persons
                       Transferring Receipts Pursuant to
                           Sections 2.01 and 2.04 of
                        the Restricted Deposit Agreement


          We refer to the Restricted Deposit Agreement, dated as of November 30, 1995 and amended and restated as of April 11, 1996 (the "Restricted Deposit Agreement"), among CBT GROUP PLC (the "Company"), THE BANK OF NEW YORK, as Depositary thereunder (the "Depositary"), and Owners and Beneficial Owners of Restricted American Depositary Receipts (the "Receipts") issued thereunder. Capitalized terms used but not defined herein shall have the meanings given them in the Restricted Deposit Agreement.

          1. The undersigned Beneficial Owner is surrendering a Receipt or Receipts in accordance with the terms of the Restricted Deposit Agreement for the purpose of transferring its beneficial interest in Restricted American Depositary Shares pursuant to Section 2.04 and 2.09 of the Restricted Deposit Agreement.

          2. The undersigned Beneficial Owner acknowledges that the Receipts, the Restricted American Depositary Shares evidenced thereby and the ordinary shares of the Company which may be received upon surrender of this Receipt or cancellation of the Restricted American Depositary Shares have not been and will not be registered under the Securities Act of 1933, as amended (the "Act") and may not be offered, sold, pledged or otherwise transferred unless registered under the Act or unless an exemption from registration is available.

          3. The undersigned Beneficial Owner certifies that we have sold or otherwise transferred, or agreed to sell or otherwise transfer, the Shares in accordance with paragraphs (c), (e), (f), (g) and, if applicable, (h) of Rule 144 under the Act, without regard to any termination of any such restriction by operation of paragraph (k) of Rule 144, in accordance with any applicable securities laws of any state of the United States, and are surrendering a Receipt or Receipts for the purpose of cancellation thereof. In connection therewith and as a condition precedent thereto, we have delivered to the Depositary a written opinion of U.S. counsel satisfactory to the Depositary. The Depositary, subject to applicable law and the terms and conditions of the Restricted Deposit Agreement, shall exchange Receipts evidencing Restricted American Depositary

                                  Annex II-1

Shares surrendered hereunder in connection with a transfer in accordance with in accordance with paragraphs (c), (e), (f), (g) and, if applicable, (h) of Rule 144 under the Act, for ADRs evidencing ADSs issued pursuant to the ADR Agreement.

          3. The undersigned Beneficial Owner certifies that we have no reason to believe that the person to whom a beneficial interest in Restricted Depositary Shares is hereby to be transferred is an affiliate of the Company, within the meaning of Rule 144 under the Securities Act.

          This certification and agreement may be signed in counterparts.

                         Very truly,



Date:                    __________________________________
                         Signature of Beneficial Owner
                         Print Name and Address of Owner:

                         __________________________________

                         __________________________________

                         __________________________________


                                  Annex II-2

                                   Annex III
                                   ---------

                Certification and Agreement of Persons Receiving
                      Deposited Securities Upon Withdrawal
                          Pursuant to Section 2.05 of
                        the Restricted Deposit Agreement


          We refer to the Restricted Deposit Agreement, dated as of November 30, 1995 and amended and restated as of April 11, 1996 (the "Restricted Deposit Agreement"), among CBT GROUP PLC (the "Company"), THE BANK OF NEW YORK, as Depositary thereunder, and Owners and Beneficial Owners of Restricted American Depositary Receipts (the "Receipts") issued thereunder. Capitalized terms used but not defined herein shall have the meanings given them in the Restricted Deposit Agreement.

          1. We are surrendering a Receipt or Receipts in accordance with the terms of the Restricted Deposit Agreement for the purpose of withdrawal of the Deposited Securities represented by the Restricted American Depositary Shares evidenced by such Receipt or Receipts (the "Shares") pursuant to Section 2.05 of the Restricted Deposit Agreement.

          2. We acknowledge that the Shares have not been and will not be registered under the Securities Act of 1933, as amended (the "Act") and may not be offered, sold, pledged or otherwise transferred unless registered under the Act or unless an exemption from registration is available.

          3.   We certify, represent, acknowledge and agree that:

          (i) We will be the beneficial owner of the Shares upon withdrawal, and

          (ii) The Shares (i) will be in physical form and legended, (ii) will be registered in the name of the beneficial owner furnishing this Withdrawal Certificate as an initial depositor, (iii) will be subject to, and we will continue to be bound by, the restrictions set forth in the Restricted Deposit Agreement and in the Depositor Certificate, dated ____________, 1995, executed by us, and

          (iii) We agree that the Shares may not be offered, sold, pledged or otherwise

                                  Annex III-1
                 transferred except in accordance with paragraphs (c), (e), (f),
                 (g), and, if applicable (h) of Rule 144 under the Act, without regard to any termination of certain restrictions by operation of paragraph (k) of Rule 144 under the Act, pursuant to either Rule 144 or Rule 145 under the Act, in each case (x) in accordance with any applicable securities laws of any state of the United States, (y) above upon the delivery of a satisfactory written opinion from U.S. counsel, and (z) upon the delivery of a duly executed and completed Transfer Certificate, substantially in the form attached to the Restricted Deposit Agreement as Annex II, and

          (iv) We will not deposit or cause to be deposited such Shares into any depositary receipt facility established or maintained by a depositary bank (including any such facility maintained by the Depositary), other than a restricted depositary receipt facility, so long as such Shares are "restricted securities" within the meaning of Rule 144(a)(3) under the Act or are otherwise subject to transfer restrictions pursuant to Rule 144 or Rule 145 under the Act.

                              Very truly,

                              [NAME OF CERTIFYING ENTITY]

                              By:   _________________________
                                    Name:

Dated:

                                  Annex III-2

                                   EXHIBIT A



                                                             RESTRICTED AMERICAN
                                                             DEPOSITARY SHARES
                                                             (Each Restricted
                                                             American Depositary
                                                             Share represents
                                                             one-half of one
                                                             deposited Share)

     THIS RESTRICTED AMERICAN DEPOSITARY RECEIPT, THE RESTRICTED AMERICAN DEPOSITARY SHARES EVIDENCED HEREBY AND THE ORDINARY SHARES OF CBT GROUP PLC (THE "ORDINARY SHARES") WHICH MAY BE RECEIVED UPON SURRENDER OF THIS RESTRICTED AMERICAN DEPOSITARY RECEIPT OR CANCELLATION OF THE RESTRICTED AMERICAN DEPOSITARY SHARES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. EACH PERSON DEPOSITING ORDINARY SHARES AGREES THAT THIS RESTRICTED AMERICAN DEPOSITARY RECEIPT, THE RESTRICTED AMERICAN DEPOSITARY SHARES EVIDENCED HEREBY AND THE ORDINARY SHARES REPRESENTED THEREBY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH PARAGRAPHS (c), (e), (f), (g) AND, IF APPLICABLE, (h) OF RULE 144 UNDER THE SECURITIES ACT, PURSUANT TO EITHER RULE 144 OR RULE 145 UNDER THE SECURITIES ACT, WITHOUT REGARD TO ANY TERMINATION OF CERTAIN RESTRICTIONS BY OPERATION OF PARAGRAPH (k) OF RULE 144 UNDER THE SECURITIES ACT, (A) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY STATE OF THE UNITED STATES, (B) IN EACH CASE, UPON THE DELIVERY OF A SATISFACTORY WRITTEN OPINION FROM U.S. COUNSEL, AND (C) IN EACH CASE UPON THE DELIVERY OF A TRANSFER CERTIFICATE SUBSTANTIALLY IN THE FORM ATTACHED TO THE RESTRICTED DEPOSIT AGREEMENT AS ANNEX II DULY EXECUTED AND COMPLETED BY THE TRANSFEROR. THE BENEFICIAL OWNER OF ORDINARY SHARES RECEIVED UPON CANCELLATION OF ANY AMERICAN DEPOSITARY RECEIPTS MAY NOT DEPOSIT OR CAUSE TO BE DEPOSITED SUCH ORDINARY SHARES INTO ANY DEPOSITARY RECEIPT FACILITY ESTABLISHED OR MAINTAINED BY A DEPOSITARY

     BANK (INCLUDING ANY SUCH FACILITY MAINTAINED BY THE DEPOSITARY FOR THE RESTRICTED AMERICAN DEPOSITARY RECEIPTS), OTHER THAN A RESTRICTED DEPOSITARY RECEIPT FACILITY, SO LONG AS SUCH ORDINARY SHARES ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144(a)(3) UNDER THE SECURITIES ACT OR ARE OTHERWISE SUBJECT TO THE TRANSFER RESTRICTIONS OF RULE 144 OR RULE 145 UNDER THE SECURITIES ACT. EACH OWNER AND BENEFICIAL OWNER, BY ITS ACCEPTANCE OF THIS RESTRICTED AMERICAN DEPOSITARY RECEIPT, REPRESENTS AND AGREES THAT IT UNDERSTANDS AND WILL COMPLY WITH THE FOREGOING RESTRICTIONS.

                              THE BANK OF NEW YORK
                     RESTRICTED AMERICAN DEPOSITARY RECEIPT
                             FOR ORDINARY SHARES OF
                     THE NOMINAL VALUE OF IR37.50p EACH OF
                                 CBT GROUP PLC
            (INCORPORATED UNDER THE LAWS OF THE REPUBLIC OF IRELAND)

          The Bank of New York, as depositary (hereinafter called the "Depositary"), hereby certifies that___________
____________________________________________, or registered assigns IS THE OWNER
OF _____________________________

                     RESTRICTED AMERICAN DEPOSITARY SHARES

representing deposited ordinary shares (herein called "Shares") of CBT Group PLC, incorporated under the laws of The Republic of Ireland (herein called the "Company"). At the date hereof, each Restricted American Depositary Share represents one-half of one Share deposited or subject to deposit under the Restricted Deposit Agreement (as such term is hereinafter defined) at the Dublin, Ireland office of AIB Custodial Services (herein called the "Custodian"). The Depositary's Corporate Trust Office is located at a different address than its principal executive office. Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at 48 Wall Street, New York, N.Y. 10286.

               THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS
                    101 BARCLAY STREET, NEW YORK, N.Y. 10286

          1.  THE RESTRICTED DEPOSIT AGREEMENT.

          This Restricted American Depositary Receipt is one of an issue (herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the Restricted Deposit Agreement, dated as of November 30, 1995 and amended and restated as of April 11, 1996 (herein called the "Restricted Deposit Agreement"), by and among the Company, the Depositary, and all Owners and Beneficial Owners from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof. The Restricted Deposit Agreement sets forth the rights of Owners and Beneficial Owners of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called "Deposited Securities"). Copies of the Restricted Deposit Agreement are on file at the Depositary's Corporate Trust Office in New York City and at the office of the Custodian.

          The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Restricted Deposit Agreement and are qualified by and subject to the detailed provisions of the Restricted Deposit Agreement, to which reference is hereby made. Capitalized terms defined in the Restricted Deposit Agreement and not defined herein shall have the meanings set forth in the Restricted Deposit Agreement.

          2.  SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

          Upon surrender at the Corporate Trust Office of the Depositary of this Receipt, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Restricted Deposit Agreement, the Owner hereof is entitled to delivery, to him or upon his order, of the Deposited Securities at the time represented by the Restricted American Depositary Shares for which this Receipt is issued; provided, however, that the Depositary will
                                  --------  -------
not accept for surrender a Receipt or Receipts representing fewer than two Restricted American Depositary Shares or integral multiples thereof. Delivery of such Deposited Securities may be made by the delivery of (a) certificates in the name of the Owner hereof or as ordered by him or certificates properly endorsed or accompanied by proper instruments of transfer and (b) any other securities, property and cash to which such Owner is then entitled in respect of this Receipt. Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Corporate Trust Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Corporate Trust Office of the Depositary shall be at the risk and expense of the Owner hereof.
Notwithstanding anything to the contrary in the Restricted Deposit Agreement, no Deposited Securities may be withdrawn upon the surrender of this Receipt unless the Depositary shall have received (a) a written opinion of U.S. counsel satisfactory to the Depositary in connection with a withdrawal in accordance with Rule 144 or Rule 145 under the Securities Act, and (b) a duly executed and completed written certificate and agreement, in substantially the form annexed to the Restricted Deposit Agreement as Annex III, by or on behalf of the person surrendering such Receipt who after such withdrawal will be the beneficial owner of such Deposited Securities; provided, however, that no such certificate and
                              --------  -------
agreement shall be required for a withdrawal in connection with a transfer in accordance with paragraphs (c), (e), (f), (g) and, if applicable, (h) of Rule 144 under the Securities Act, without regard to any termination of certain restrictions by operation of paragraph (k) of that Rule, in which case the terms and provisions of Section 2.09 of the Restricted Deposit Agreement and Article 4 hereof shall apply.

          3.  TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.

          Upon receipt by the Depositary of (a) a written opinion of U.S. counsel satisfactory to the Depositary in connection with a transfer in accordance with paragraphs (c), (e), (f), (g) and, if applicable, (h) of Rule 144 under the Securities Act, pursuant to either Rule 144 or Rule 145 under the Securities Act, without regard to any termination of certain restrictions by operation of paragraph (k) of that Rule, and (b) a duly executed and completed written certification and agreement ("Transfer Certificate"), in substantially the form attached as Annex II to the Restricted Deposit Agreement, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary as provided in Section 5.09 of the Restricted Deposit Agreement and upon compliance with such regulations, if any, as the Depositary may establish for such purpose the Depositary shall effect an exchange of this Receipt in accordance with the terms and conditions of the Restricted Deposit Agreement. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, evidencing the same aggregate number of Restricted American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Custodian, or Registrar may require payment from the depositor of the Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of the Restricted Deposit Agreement or this Receipt, including, without limitation, this Article 3.

          The representations and warranties included within the Transfer Certificate in the form of Annex II to be delivered shall survive such transfer, surrender and with drawal, split-up or combination of the Shares and Receipts.

          The delivery of Receipts against deposit of Shares generally or against deposit of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Restricted Deposit Agreement or this Receipt, or for any other reason.

          4.  EXCHANGE OF RESTRICTED AMERICAN DEPOSITARY SHARES FOR ADSs.

          Subject to applicable law and the terms and conditions of the Restricted Deposit Agreement and this Receipt, upon receipt by the Depositary of a written opinion of U.S. counsel satisfactory to the Depositary and a duly executed and completed Transfer Certificate substantially in the form annexed to the Restricted Deposit Agreement, Restricted American Depositary Shares sold or otherwise transferred in accordance with paragraphs (c), (e), (f), (g) and, if applicable (h) of Rule 144 under the Securities Act, pursuant to either Rule 144 or Rule 145 under the Securities Act, without regard to any termination of certain restrictions by operation of paragraph (k) of that Rule, shall be exchanged for ADSs issued pursuant to the ADR Deposit Agreement. The transferees of the interests of Owners and Beneficial Owners of Receipts under the Restricted Deposit Agreement shall thereafter be owners and beneficial owners of ADRs issued pursuant to the ADR Deposit Agreement and shall have all of the rights and obligations set forth under the ADR Deposit Agreement and the ADRs. In connection with an Exchange, all Owners and Beneficial Owners of Receipts issued under the Restricted Deposit Agreement shall be deemed to have made the representations and warranties set forth in Section 3.03 of the ADR Deposit Agreement. Each Owner and Beneficial Owner acknowledges and agrees that there can be no assurance that applicable laws will permit the Depositary to effect an Exchange as described herein and in the Restricted Deposit Agreement.

          5.  LIABILITY OF OWNER OR BENEFICIAL OWNER FOR TAXES.

          If any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to any Receipt or any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Owner or Beneficial Owner hereof to the Depositary. The Depositary may refuse to effect any transfer of this Receipt or any withdrawal of Deposited Securities represented by Restricted American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner or Beneficial Owner hereof any part or all of the Deposited Securities represented by the Restricted American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner or Beneficial Owner hereof shall remain liable for any deficiency.

          6.  WARRANTIES ON DEPOSIT OF SHARES.

          Every person depositing Shares under the Restricted Deposit Agreement shall be deemed thereby to represent and warrant, in addition to such representations and warranties as may be required pursuant to Section 2.02 of the Restricted Deposit Agreement, that such Shares and each certificate therefor are validly issued, fully paid, non-assessable, and free of any preemptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

          7.  FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

          Any person presenting Shares for deposit or any Owner or Beneficial Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in The Republic of Ireland which is then performing the function of the regulation of currency exchange.

          8.  CHARGES OF DEPOSITARY.

          The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The Depositary shall present its state ment for such charges and expenses to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

          The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to
Section 4.03 of the Restricted Deposit Agreement), whichever applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the terms of the Restricted Deposit Agreement, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Restricted Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05 of the Restricted Deposit Agreement, (5) a fee of $5.00 or less per 100 Restricted American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.03, 4.03 or 4.04 of the Restricted Deposit Agreement and the surrender of Receipts pursuant to Section 2.05 or 6.02 of the Restricted Deposit Agreement, (6) a fee of $.02 or less per Restricted American Depositary Share (or portion thereof) for any cash distribution made pursuant to Sections 4.01 through 4.04 of the Restricted Deposit Agreement and (7) a fee for the distribution of securities pursuant to Section 4.02 of the Restricted Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of Restricted American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares), but which securities are instead distributed by the Depositary to Owners and (8) a fee not in excess of $1.50 per certificate for a Receipt or Receipts for transfers made pursuant to the terms of the Restricted Deposit Agreement.

          The Depositary, subject to Article 8 hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

          9.  TITLE TO RECEIPTS.

          It is a condition of this Receipt and every successive Owner and Beneficial Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, including, without limitation, any certifications and agreements and opinions of counsel as may be required pursuant to the terms and conditions of certificates and opinions required under the Restricted Deposit Agreement, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of New York;

provided, however, that the Depositary, notwithstanding any notice to the
- --------  -------
contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Restricted Deposit Agreement or for all other purposes.

          10.  VALIDITY OF RECEIPT.

          This Receipt shall not be entitled to any benefits under the Restricted Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however that such
                                                  --------  -------
signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar.

          11.  REPORTS; INSPECTION OF TRANSFER BOOKS.

          The Depositary will make available for inspection by Owners of Receipts at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the

Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also send to Owners of Receipts copies of such reports when furnished by the Company pursuant to the Restricted Deposit Agreement. Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.

          The Depositary will keep books, at its Corporate Trust Office, for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners of Receipts provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Restricted Deposit Agreement or the Receipts.

          12.  DIVIDENDS AND DISTRIBUTIONS.

          Whenever the Depositary receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and subject to the Restricted Deposit Agreement, convert such dividend or distribution into dollars and will distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Restricted Deposit Agreement) to the Owners of Receipts entitled thereto; provided,
                                                               --------
however, that in the event that the Company or the Depositary is required to
- -------
withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Owners of the Receipts evidencing Restricted American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

          Subject to the provisions of Section 4.11 and 5.09 of the Restricted Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in Section 4.01, 4.03 or 4.04 of the Restricted Deposit Agreement, the Depositary will cause the securities or property received by it to be distributed to the Owners entitled thereto, in any manner that the Depositary may deem equitable and practicable for accomplishing such distri bution; provided, however, that if in the opinion of the
        --------  -------

Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Restricted Deposit Agreement) will be distributed by the Depositary to the Owners of Receipts entitled thereto all in the manner and subject to the conditions described in Section 4.01 of the Restricted Deposit Agreement.

          If any distribution consists of a dividend in, or free distribution of, Shares, the Depositary may distribute to the Owners of outstanding Receipts entitled thereto, additional Receipts evidencing an aggregate number of Restricted American Depositary Shares representing the amount of Shares received as such dividend or free distribution subject to the terms and conditions of the Restricted Deposit Agreement with respect to the deposit of Shares and the issuance of Restricted American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in
Section 4.11 of the Restricted Deposit Agreement and the payment of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Restricted Deposit Agreement. The Depositary may withhold any such distribution of Receipts under Section 4.03 of the Restricted Deposit Agreement if it has not received satisfactory assurances from the Company that such distribution does not require registration under the Securities Act or is exempt from registration under the provisions of such Act. In lieu of delivering Receipts for fractional Restricted American Depositary Shares in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01 of the Restricted Deposit Agreement.
If additional Receipts are not so distributed, each Restricted American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby. Each beneficial owner of Receipts or Shares so distributed shall be deemed to have acknowledged that the Receipts or Shares have not been registered under the Securities Act and to have agreed to comply with the restrictions on transfer set forth on the face of this Receipt.

          In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other govern mental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners of Receipts entitled thereto.

          13.  RIGHTS.

          In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of Restricted American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

          In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the Restricted American Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

          If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such

Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Restricted Deposit Agreement, and shall, pursuant to Section 2.03 of the Restricted Deposit Agreement, execute and deliver Receipts to such Owner. In the case of a distribution pursuant to the second paragraph of this Article 13, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

          If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of Restricted American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.09 of the Restricted Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Restricted Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.

          The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act with respect to a distribution to all Owners or are registered under the provisions of such Act; provided, that
                                                           --------
nothing in this Restricted Deposit Agreement shall create, any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If an Owner of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

          The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

          14.  CONVERSION OF FOREIGN CURRENCY.

          Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09 of the Restricted Deposit Agreement.

          If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

          If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

          If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

          15.  RECORD DATES.

          Whenever any cash dividend or other cash distrib ution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each Restricted American Depositary Share, or whenever the Depositary shall find it necessary or convenient, the Depositary shall fix a record date, which shall be the record date, if any, established by the Company for such purpose or, if different, as close thereto as practicable, (a) for the determination of the Owners of Receipts who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each Restricted American Depositary Share will represent the changed number of Shares, subject to the provisions of the Restricted Deposit Agreement.

          16.  VOTING OF DEPOSITED SECURITIES.

          Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Owners of Receipts a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) all of the information contained in such notice of meeting received by the Depositary from the Company, (b) a statement that the Owners of Receipts as of the close of business on a specified record date will be entitled, subject to any applicable provision of law and of the Memorandum and Articles of Association of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective Restricted American Depositary Shares, (c) a statement that Owners who instruct the Depositary as to the exercise of their voting rights will be deemed to have instructed the Depositary or its authorized representative to call for a poll with respect to each matter for which such instructions are given, subject to any applicable provisions of Irish law and of the Memorandum and Articles of Association of the Company and (d) if applicable, a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given or deemed given in accordance with the last sentence of this paragraph if no instruction is received, to the Depositary to give a discretionary proxy to a person designated by the Company. Upon the written request of an Owner of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable to vote or cause to be voted the amount of Shares or other Deposited Securities represented by such Restricted American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. Accordingly, the Depositary will cause its authorized representative to attend each meeting of holders of Shares and call for a poll as instructed in accordance with clause
(c) above for the purpose of effecting such vote. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions. If no instructions are received by the Depositary from any Owner with respect to any of the Deposited Securities represented by the Restricted American Depositary Shares evidenced by such Owner's Receipts on or before the date established by the Depositary for such purpose, the Depositary will deem such Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Deposited Securities and the Depositary will give a discretionary proxy to a person designated by the Company to vote such Deposited Securities; provided, that no such instructions will be deemed given and no such discretionary proxy will be given when the Company notifies the Depositary (and the Company agrees to provide such notice as promptly as practicable in writing) that the matter to be voted upon is one of the following:

          1. is a matter not submitted to shareholders by means of a proxy statement comparable to that specified in Schedule 14-A of the Commission;

          2. is the subject of a counter-solicitation, or is part of a proposal made by a shareholder which is being opposed by management (i.e., a contest);

          3. relates to a merger or consolidation (except when the Company's proposal is to merge with its own wholly-owned subsidiary, provided its shareholders dissenting thereto do not have rights of appraisal);

          4.  involves right of appraisal;

          5. authorizes mortgaging of property;

          6. authorizes or creates indebtedness or increases the authorized amount of indebtedness;

          7. authorizes or creates preferred shares or increases the authorized amount of existing preferred shares;

          8. alters the terms or conditions of any shares of the Company's stock then outstanding or existing indebtedness;

          9. involves waiver or modification of preemptive rights (except when the Company's proposal is to waive such rights with respect to ordinary shares being offered pursuant to stock option or purchase plans involving the additional issuance of not more than 5% of the Company's outstanding ordinary shares (see Item 12 below));

          10. alters voting provisions or the proportionate voting power of a class of shares, or the number of its votes per share (except where cumulative voting provisions govern the number of votes per share for election of directors and the Company's proposal involves a change in the number of its directors by not more than 10% or not more than one)

          11. changes existing quorum requirements with respect to shareholder meetings;

          12. authorizes issuance of ordinary shares, or options to purchase ordinary shares, to directors, officers, or employees in an amount which exceeds 5% of the total amount of the class outstanding (when no plan is amended to extend its duration, the Company shall factor into the calculation the number of ordinary shares that remain available for issuance, the number of ordinary shares subject to outstanding options and any ordinary shares being added; should there be more than one plan being considered at the same meeting, all ordinary shares are aggregated).

          13.  authorizes

               (a) a new profit-sharing or special remuneration plan, or a new retirement plan, the annual cost of which will amount to more than 10% of average annual income before taxes for the preceding five years, or

               (b) the amendment of an existing plan which would bring its costs above 10% of such average annual income before taxes (should there be more than one plan being considered at the same meeting, all costs are aggregated; exceptions may be made in cases of (a) retirement plans based on agreement or negotiations with labor unions (or which have been or are to be approved by such unions); and (b) any related retirement plan for benefit of non-union employees having terms substantially equivalent to the terms of such union-negotiated plan, which is submitted for action of stockholders concurrently with such union-negotiated plan);

          14. changes the purposes or powers of the Company to an extent which would permit it to change a materially different line of business and it is the Company's stated intention to make such a change;

          15. authorizes the acquisition of property, assets, or a company, where the consideration to be given has a fair value of 20% or more of the market value of the previously outstanding shares;

          16. authorizes the sale or other disposition of assets or earning power of 20% or more of those existing prior to the transaction;

          17. authorizes a transaction not in the ordinary course of business in which an officer, director or substantial security holder has a direct or indirect interest;

          18. reduces earned surplus by 51% or more, or reduces earned surplus to an amount less than the aggregate of three years' ordinary share dividends computed at the current dividend rate.

          17.  CHANGES AFFECTING DEPOSITED SECURITIES.

          In circumstances where the provisions of Section 4.03 of the Restricted Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Restricted Deposit Agreement, and Restricted American Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

          18.  LIABILITY OF THE COMPANY AND DEPOSITARY.

          Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner of any Receipt, if by reason of any provision of any present or future law or regulation of the United States or any other country, or of any other governmental or regulatory authority, or by reason of any provision, present or future, of the Memorandum and Articles of Association of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented, delayed or forbidden from or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Restricted Deposit Agreement or Deposited Securities it is provided shall be done or performed; nor shall the Depositary or the Company or any of their respective directors, employees, agents or affiliates incur any liability to any Owner or Beneficial Owner of a Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Restricted Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Restricted Deposit Agreement. Where, by the terms of a distribution pursuant to Section 4.01, 4.02 or 4.03 of the Restricted Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Restricted Deposit Agreement, such distribution or offering may not be made available to Owners of Receipts, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse. Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Restricted Deposit Agreement to Owners or Beneficial Owners of Receipts, except that they agree to perform their obligations specifically set forth in the Restricted Deposit Agreement without negligence or bad faith. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities. Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or Beneficial Owner of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of the Restricted Deposit Agreement and of the Receipts, as the same may be amended, modified, or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its directors, employees, agents and affiliates. No disclaimer of liability under the Securities Act is intended by any provision of the Restricted Deposit Agreement.

          19. RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.

          The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Restricted Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Restricted Deposit Agreement. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners of Receipts to do so, it may appoint a substitute or additional custodian or custodians.

          20.  AMENDMENT.

          The form of the Receipts and any provisions of the Restricted Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Owners or Beneficial Owners of Receipts in any respect which they may deem necessary or desirable, including, without limitation, amendments agreed upon pursuant to Section 2.09 of the Restricted Deposit Agreement. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees and cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Restricted Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby except in order to comply with mandatory provisions of applicable law.

          21.  TERMINATION OF RESTRICTED DEPOSIT AGREEMENT.

          The Depositary at any time at the direction of the Company, shall terminate the Restricted Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 90 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Restricted Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Restricted Deposit Agreement. On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05 of the Restricted Deposit Agreement, and
(c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the Restricted American Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Restricted Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in the Restricted Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other

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distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Restricted Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Restricted Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Restricted Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Restricted Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of the Restricted Deposit Agreement, the Company shall be discharged from all obligations under the Restricted Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.

          22. DISCLOSURE OF INTERESTS.

          Notwithstanding any other provision of this Receipt or the Deposit Agreement, each Owner and Beneficial Owner agrees to be bound by and subject to Irish law and the Memorandum and Articles of Association of the Company (to the same extent as if such Restricted American Depositary Shares evidenced by such Receipt were the Shares represented by such Restricted American Depositary Shares evidenced by such Receipt, provided, however, that such provisions shall apply to such persons only to the extent feasible), and to provide such information to the Company relating to ownership of the Shares as may be required thereunder. Under Irish law, as in effect on the date of the Deposit Agreement, a person who acquires an interest in 5% or more of the Shares, must notify the Company within five business days of its interest and of certain circumstances affecting that interest. In addition, such person must give notice of any change in its interest above the 5% level and any reduction thereof below the 5% level. Failure of an Owner or

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Beneficial Owner to provide the required information within the prescribed time period and in the prescribed manner is an offense under Irish law and will result in no right or interest in respect of the relevant shares being enforceable by action or legal proceedings under Irish law (including voting rights and certain rights as to dividends in respect of the Shares represented by such American Depositary Shares).

          If the Company requests information from the Depositary or the Custodian, as the registered owners of Shares, pursuant to Irish law or the Memorandum and Articles of Association of the Company, the obligations of the Depositary or the Custodian, as the case may be, shall be limited to disclosing to the Company such information relating to the Shares in question as has in each case been recorded by it pursuant to the terms of the Deposit Agreement.


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